As filed with the Securities and Exchange Commission on February 25, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	81-0753267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7171 Southwest Parkway, Building 400
Austin, Texas 78735
(Address of Principal Executive Offices, including Zip Code)
_______________________________________
2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plan)
______________________________________
Jason W. Bliss
Executive Vice President, General Counsel and Secretary
SolarWinds Corporation
7171 Southwest Parkway, Building 400
Austin, Texas 78735
(512) 682-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2018 Equity Incentive Plan	7,963,318(2)	$12.84(4)	$102,249,003.12	$9,478.48
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan	796,331(3)	$10.91(5)	$8,687,971.21	$805.37

(1)Represents shares of common stock, par value $0.001 per share (the “Common Stock”), of SolarWinds Corporation (the “Registrant”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)Represents an automatic annual increase on January 1, 2022 to the number of shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s 2018 Equity Incentive Plan (“2018 Plan”), which annual increase is provided for in the 2018 Plan.

(3)Represents an automatic annual increase on January 1, 2022 to the number of shares of the Registrant’s Common Stock reserved for issuance under the Registrant’s 2018 Employee Stock Purchase Plan (“2018 ESPP”), which annual increase is provided for in the 2018 ESPP.

(4)Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $12.84, which represents the average of the high and low price per share of the Registrant’s Common Stock on February 23, 2022 as reported on the New York Stock Exchange.

(5)Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of $10.91 per share (calculated by taking 85% of $12.84, which represents the average of the high and low price per share of the Registrant’s Common Stock on February 23, 2022 as reported on the New York Stock Exchange). Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be equal to 85% of the fair market value of the Common Stock on the first day or the last day of the offering period, whichever is less.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of common stock, par value $0.001 per share (“Common Stock”), of SolarWinds Corporation (the “Registrant”) available for grant and issuance by Registrant under its 2018 Equity Incentive Plan (“2018 Plan”) and 2018 Employee Stock Purchase Plan (“2018 ESPP”). The number of shares reserved under the 2018 Plan is subject to an automatic increase on the first day of each fiscal year, starting on January 1, 2020 and continuing through January 1, 2028, by an amount equal to the smaller of (a) 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 and (b) an amount determined by the Registrant’s board of directors (the “2018 Plan Evergreen Provision”). The number of shares reserved under the ESPP is subject to an automatic increase on the first day of each fiscal year, starting on January 1, 2020 and continuing through January 1, 2028, by an amount equal to the smallest of: (a) 5,000,000 shares; (b) 0.5% of the outstanding shares of Common Stock on the immediately preceding December 31; and (c) such other amount as may be determined by the Registrant’s board of directors (the “2018 ESPP Evergreen Provision”). This Registration Statement registers an additional 7,963,318 shares of Common Stock that became available for grant and issuance under the 2018 Plan pursuant to the 2018 Plan Evergreen Provision and an additional 796,331 shares of Common Stock available for grant and issuance under the 2018 ESPP pursuant to the 2018 ESPP Evergreen Provision as of January 1, 2022. The contents of the Registration Statements on Form S-8 relating to the 2018 Plan and the 2018 ESPP previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 23, 2018 (File No. 333-227937), February 24, 2020 (File No. 333-236602) and March 1, 2021 (File No. 333-253717) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I
Information Required in the Section 10(a) Prospectus
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of documents by reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.	the Registrant’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2021 filed with the Commission on February 25, 2022;
b.
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

c.	the description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38711), filed with the Commissions on October 19, 2018, including any amendment or report filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits
The following exhibits are incorporated by reference herein.

Number	Index to Exhibits

4.1
Amended and Restated Stockholders' Agreement, dated October 18, 2018, by and among the Registrant and the stockholders' named therein (incorporated by reference to Exhibit 4.1 of the Registrant's Form 10-Q (File No. 001-38711) filed with the Commission on November 27, 2018)

4.2
First Amendment to Amended and Restated Stockholders' Agreement among the Company and the stockholders named therein, dated November 18, 2021 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K (File No. 001-38711 filed with the Commission on November 19, 2021)

4.3
Registration Rights Agreement, dated as of February 5, 2016, by and among the Registrant and the stockholders named therein (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-1 (File No. 001-38711) filed with the Commission on September 21, 2018)

4.4
SolarWinds Corporation 2018 Equity Incentive Plan and form of agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (file No. 001-38711) filed with the Commission on November 27, 2018

4.5
SolarWinds Corporation 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K (file No. 001-38711) filed with the Commission on February 25, 2019

5.1*	Opinion and consent of DLA Piper LLP (US)

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

107*	Calculation of Filing Fee Table

________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 25th day of February, 2022.

SOLARWINDS CORPORATION

By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sudhakar Ramakrishna, J. Barton Kalsu and Jason W. Bliss and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 25, 2022.

Signature	Title	Date

/s/ Sudhakar Ramakrishna	President and Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2022
Sudhakar Ramakrishna

/s/ J. Barton Kalsu	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2022
J. Barton Kalsu

/s/ Cathleen Benko	Director	February 25, 2022
Cathleen Benko

/s/ William Bock	Director	February 25, 2022
William Bock

/s/ Seth Boro	Director	February 25, 2022
Seth Boro

/s/ Kenneth Hao	Director	February 25, 2022
Kenneth Hao

/s/ Dennis Howard	Director	February 25, 2022
Dennis Howard

/s/ Michael Hoffmann	Director	February 25, 2022
Michael Hoffmann

/s/ Catherine Kinney	Director	February 25, 2022
Catherine Kinney

/s/ James Lines	Director	February 25, 2022
James Lines

/s/ Douglas Smith	Director	February 25, 2022
Douglas Smith

/s/ Easwaran Sundaram	Director	February 25, 2022
Easwaran Sundaram

/s/ Michael Widmann	Director	February 25, 2022
Michael Widmann